RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Lehman Brothers Core Bond Fund
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1.	Name of Portfolio/Series:		Neuberger Berman High Income Bond Fund

2.	Name of Issuer:				Yankee Acquisition Corp.

3.	Date of Purchase:			2/1/2007

4.	Underwriter from whom purchased:	Merrill Lynch & Co.

5.	Affiliated Underwriter managing or participating in underwriting syndicate:
	Lehman

6.	Is a list of the underwriting syndicates members attached?	Yes X   No__

7.	Aggregate principal amount of purchase by all investment companies advised
	by the Adviser and all other accounts with respect to which the Adviser has
	management discretion and exercised such discretion with respect to the
	purchase: 	1,000,000

8.	Aggregate principal amount of offering:				200,000,000

9.	Purchase price (net of fees and expenses): 			100

10.	Date offering commenced: 					2/1/2007

11.	Offering price at close of first day on which any sales were made:	100

12.	Commission, spread or profit: ___2.50___%		$_____/share


13.	Have the following conditions been satisfied?

								Yes	No

a.
The securities are:

	part of an issue registered under the Securities Act of 1933 which is being
	offered to the public;

	part of an issue of Government Securities;

	Eligible Municipal Securities;

	sold in an Eligible Foreign Offering; or

	sold in an Eligible Rule 144A offering?			x	___


(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)

b.
 (1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR
								X	___

 (2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


c.
The underwriting was a firm commitment underwriting?
								X	___

d.
The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)?

								X	___
e.
The issuer of the securities, except for Eligible Municipal Securities, and its predecessors have been in continuous operation for not less than three years.
								X	___

f.
 1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR

								Yes	No


 (2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:


	(i) The principal amount of the offering of such class sold by underwriters
	or members of the selling syndicate to qualified institutional buyers, as
	defined in Rule 144A(a)(1), plus


	(ii) The principal amount of the offering of such class in any concurrent pubic offering?

								X	___

g.
 (1) No affiliated underwriter of the Fund was a direct or indirect participant in or beneficiary of the sale; OR

								X	___

 (2) With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?


h.
Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form NSAR and quarterly reports to the Board?


								X	___


Approved:			Date:





RULE 10f3 COMPARABLES FORM


Name of Issue Purchased by Fund:    Yankee Acquisition 9.75% 2/15/17 984756AC0



				Comparison # 1 		Comparison # 2 		Comparison # 3

Security Name
(include cusip)			Esco Corp 8.625 	RBS Global & 		Baldor Electric Co
				2013, CUSIP 		Rexnord Corp 9.5	8.625 2017,
				296313AA7		2014, CUSIP		CUSIP
 							75524DAA8		057741AA

Yield to Maturity		8.625 at 100, +415	9.5 at 100, +445	8.625 at 100, +375



Type of Offering
(e.g., registered, 144A)	144A for Life		144A with reg rights	Registered



Date offering commenced		12/12/06		07/14/2006		01/25/2007



Offering Price at Issue		100			100			100



Was an affiliate managing or
a member of the syndicate?
(this is not required and
it is preferable that the
comparable not include
an affiliate).			No			Yes			Yes



Spread ($) or (%)		2.0			2.25			2.0



Note:  Minimum of two comparisons must be completed for each purchase.